Exhibit 99.1

PRESS RELEASE

CONTACT:
Brian L. Cantrell
Alliance Holdings GP, L.P.
1717 South Boulder Avenue, Suite 400
Tulsa, Oklahoma 74119
(918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE HOLDINGS GP, L.P.

Reports Quarterly Financial Results; Declares Quarterly Distribution of $0.55 Per Unit

TULSA, OKLAHOMA, April 26, 2016 — Alliance Holdings GP, L.P. (NASDAQ: AHGP) today announced that the Board of Directors of its general partner (the “Board”) approved a distribution to unitholders for the quarter ended March 31, 2016 (the “2016 Quarter”) of $0.55 per unit, or an annualized rate of $2.20 per unit compared to a quarterly cash distribution of $0.9375 per unit for the quarter ended March 31, 2015 (the “2015 Quarter”) and $0.96 per unit for the quarter ended December 31, 2015.  The current declared distribution is payable on May 20, 2016 to AHGP’s unitholders of record as of the close of trading on May 13, 2016.

AHGP’s principal sources of cash flow are its ownership of general partner interests, limited partner interests and incentive distribution rights in Alliance Resource Partners, L.P. (NASDAQ: ARLP).  The declared distribution is based on the distribution AHGP will receive from its ownership interests in ARLP, which today announced a quarterly distribution for the 2016 Quarter of $0.4375 per unit, or $1.75 per unit on an annualized basis, payable on May 13, 2016 to all unitholders of record as of the close of trading on May 6, 2016.  (See ARLP Press Release dated April 26, 2016.)

“The decision by our Board to decrease AHGP’s unitholder distribution reflects the distribution reduction announced today by ARLP,” said Joseph W. Craft III, President and Chief Executive Officer.  “In light of the current capital market environment, we support ARLP’s difficult decision to decrease its unitholder distribution to improve its coverage ratio, reduce its indebtedness and further strengthen its balance sheet.”

Operating results for AHGP reflect those of the operating subsidiaries of ARLP and, as a result, AHGP reports its financial results on a consolidated basis with the financial results of ARLP.  Consolidated net income includes earnings and losses attributable to both AHGP and non-controlling interests.  Unless otherwise noted, any reference to net income in this release represents Net Income Attributable to AHGP.

AHGP also reported net income for the 2016 Quarter of $30.8 million, or net income per basic and diluted limited partner interest of $0.52 per unit, compared to net income for the 2015 Quarter of $65.5 million, or $1.09 per basic and diluted limited partner unit.

Based on ARLP’s current declared distribution, AHGP expects to receive quarterly cash distributions from ARLP of $33.4 million, or $133.6 million on an annualized basis. AHGP’s

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primary cash requirements are for working capital, distributions to its unitholders and general and administrative expenses, including for 2016 full year an estimated $2.0 million in general and administrative expenses.

AHGP and ARLP will discuss their 2016 Quarter financial results during a joint conference call scheduled for today at 10:00 a.m. Eastern.  To participate in the conference call, dial (855) 793-3259 and provide conference number 74677339.  International callers should dial (631) 485-4928 and provide the same conference number.  Investors may also listen to the call via the “investor information” section of ARLP’s website at http://www.arlp.com or AHGP’s website at http://www.ahgp.com.

An audio replay of the conference call will be available for approximately one week.  To access the audio replay, dial (855) 859-2056 and provide conference number 74677339.  International callers should dial (404) 537-3406 and provide the same conference number.

This announcement is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b), with 100% of the partnership’s distributions to foreign investors attributable to income that is effectively connected with a United States trade or business.  Accordingly, AHGP’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate.

About Alliance Holdings GP, L.P.

AHGP is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of ARLP, through which it holds a 1.98% general partner interest and the incentive distribution rights in ARLP.  In addition, AHGP owns 31,088,338 common units of ARLP.

News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com.  For more information, contact the investor relations department of AHGP at (918) 295-1415 or via e-mail at investorrelations@ahgp.com.

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The statements and projections used throughout this release are based on current expectations.  These statements and projections are forward-looking, and actual results may differ materially.  These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release.  At the end of this release, we have included more information regarding business risks that could affect our results.

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FORWARD-LOOKING STATEMENTS:  With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results.  These risks, uncertainties and contingencies include, but are not limited to, the following: changes in competition in coal markets and the ARLP Partnership’s ability to respond to such changes; changes in coal prices, which could affect the ARLP Partnership’s operating results and cash flows; risks associated with the ARLP Partnership’s expansion of its operations and properties; legislation, regulations, and court decisions and interpretations thereof, including those relating to the environment, mining, miner health and safety and health care; deregulation of the electric utility industry or the effects of any adverse change in the coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; changing global economic conditions or in industries in which the ARLP Partnership’s customers operate; liquidity constraints, including those resulting from any future unavailability of financing; customer bankruptcies, cancellations or breaches to existing contracts, or other failures to perform; customer delays, failure to take coal under contracts or defaults in making payments; adjustments made in price, volume or terms to existing coal supply agreements; fluctuations in coal demand, prices and availability; the ARLP Partnership’s productivity levels and margins earned on its coal sales; changes in raw material costs; changes in the availability of skilled labor; the ARLP Partnership’s ability to maintain satisfactory relations with its employees; increases in labor costs, adverse changes in work rules, or cash payments or projections associated with post-mine reclamation and workers’ compensation claims; increases in transportation costs and risk of transportation delays or interruptions; operational interruptions due to geologic, permitting, labor, weather-related or other factors; risks associated with major mine-related accidents, such as mine fires, or interruptions; results of litigation, including claims not yet asserted; difficulty maintaining the ARLP Partnership’s surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; difficulty in making accurate assumptions and projections regarding pension, black lung benefits and other post-retirement benefit liabilities; the coal industry’s share of electricity generation, including as a result of environmental concerns related to coal mining and combustion and the cost and perceived benefits of other sources of electricity, such as natural gas, nuclear energy and renewable fuels; uncertainties in estimating and replacing the ARLP Partnership’s coal reserves; a loss or reduction of benefits from certain tax deductions and credits; difficulty obtaining commercial property insurance, and risks associated with the ARLP Partnership’s participation (excluding any applicable deductible) in the commercial insurance property program; and difficulty in making accurate assumptions and projections regarding future revenues and costs associated with equity investments in companies we do not control.

Additional information concerning these and other factors can be found in AHGP’s public periodic filings with the Securities and Exchange Commission (“SEC”), including AHGP’s Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 26, 2016 with the SEC.  Except as required by applicable securities laws, AHGP does not intend to update its forward-looking statements.

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended March 31,
	2016	2015

SALES AND OPERATING REVENUES:
Coal sales	$401,292	$517,739
Transportation revenues	6,558	7,148
Other sales and operating revenues	4,875	35,413
Total revenues	412,725	560,300

EXPENSES:
Operating expenses (excluding depreciation, depletion and amortization)	253,303	334,362
Transportation expenses	6,558	7,148
Outside coal purchases	—	322
General and administrative	17,553	17,263
Depreciation, depletion and amortization	80,883	78,268
Total operating expenses	358,297	437,363

INCOME FROM OPERATIONS	54,428	122,937
Interest expense, net	(7,615)	(7,968)
Interest income	4	531
Equity in loss of affiliates, net	(27)	(9,686)
Other income	91	118
INCOME BEFORE INCOME TAXES	46,881	105,932
INCOME TAX BENEFIT	(8)	(2)
NET INCOME	46,889	105,934
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(16,047)	(40,404)
NET INCOME ATTRIBUTABLE TO ALLIANCE HOLDINGS GP, L.P. (“NET INCOME OF AHGP”)	$30,842	$65,530

BASIC AND DILUTED NET INCOME OF AHGP PER LIMITED PARTNER UNIT	$0.52	$1.09
DISTRIBUTIONS PAID PER LIMITED PARTNER UNIT	$0.96	$0.915

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING - BASIC AND DILUTED	59,863,000	59,863,000

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

(Unaudited)

	March 31,	December 31,
	2016	2015
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$35,765	$38,678
Trade receivables	119,662	122,875
Other receivables	848	696
Due from affiliates	34	38
Inventories, net	155,344	121,081
Advance royalties, net	6,770	6,820
Prepaid expenses and other assets	23,774	29,890
Total current assets	342,197	320,078

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	3,065,155	3,044,260
Less accumulated depreciation, depletion and amortization	(1,309,334)	(1,243,985)
Total property, plant and equipment, net	1,755,821	1,800,275

OTHER ASSETS:
Advance royalties, net	32,666	21,295
Equity investments in affiliates	84,234	64,509
Goodwill	136,399	136,399
Other long-term assets	22,751	23,960
Total other assets	276,050	246,163
TOTAL ASSETS	$2,374,068	$2,366,516

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable	$63,527	$84,058
Due to affiliates	41	129
Accrued taxes other than income taxes	16,609	15,621
Accrued payroll and related expenses	33,459	37,031
Accrued interest	2,801	306
Workers’ compensation and pneumoconiosis benefits	8,843	8,688
Current capital lease obligations	20,148	19,764
Other current liabilities	19,534	18,929
Current maturities, long-term debt, net	240,436	238,086
Total current liabilities	405,398	422,612

LONG-TERM LIABILITIES:
Long-term debt, excluding current maturities, net	644,736	579,420
Pneumoconiosis benefits	61,079	60,077
Accrued pension benefit	38,781	39,031
Workers’ compensation	48,337	47,486
Asset retirement obligations	123,302	122,434
Long-term capital lease obligations	74,895	80,150
Other liabilities	21,684	21,174
Total long-term liabilities	1,012,814	949,772
Total liabilities	1,418,212	1,372,384

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
Alliance Holdings GP, L.P. (“AHGP”) Partners’ Capital:
Limited Partners — Common Unitholders 59,863,000 units outstanding	540,601	567,259
Accumulated other comprehensive loss	(14,785)	(14,875)
Total AHGP Partners’ Capital	525,816	552,384
Noncontrolling interests	430,040	441,748
Total Partners’ Capital	955,856	994,132
TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$2,374,068	$2,366,516

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2016	2015

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	$80,278	$161,059

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment:
Capital expenditures	(31,733)	(50,330)
Changes in accounts payable and accrued liabilities	(6,247)	659
Proceeds from sale of property, plant and equipment	458	299
Purchases of equity investments in affiliates	(20,168)	(18,804)
Payments for acquisitions of businesses, net of cash acquired	—	(28,078)
Other	416	1,807
Net cash used in investing activities	(57,274)	(94,447)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under securitization facility	22,500	—
Payments under securitization facility	(13,900)	—
Payments on term loan	(6,250)	(6,250)
Borrowings under revolving credit facilities	105,000	95,000
Payments under revolving credit facilities	(40,000)	(65,000)
Payments on capital lease obligations	(4,871)	(343)
Contribution to consolidated company from affiliate noncontrolling interest	796	333
Net settlement of employee withholding taxes on vesting of ARLP Long-Term Incentive Plan	(1,336)	(2,719)
Distributions paid by consolidated partnership to noncontrolling interests	(30,388)	(28,688)
Distributions paid to Partners	(57,468)	(54,775)
Other	—	(2,141)
Net cash used in financing activities	(25,917)	(64,583)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,913)	2,029

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	38,678	28,274

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$35,765	$30,303

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